Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements on Form S-3 of our report dated February 28, 2014 (except for Note 20, as to which the date is June 23, 2014), relating to the consolidated financial statements and financial statement schedules of Hartford Life Insurance Company appearing in this Current Report on Form 8-K of Hartford Life Insurance Company filed on June 23, 2014.

Form S-3 Registration Nos.

333-179822
333-192083
333-192080
333-192081
333-192082
333-183610

DELOITTE & TOUCHE LLP
Hartford, Connecticut
June 23, 2014